UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2005

Noven Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17254	59-2767632
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11960 S.W. 144th Street, Miami, Florida		33186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-253-5099

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2005, the Compensation and Stock Option Committee of the Board of Directors of Noven Pharmaceuticals, Inc. ("Noven") approved the acceleration of vesting of 216,219 stock options under the Noven 1999 Long-Term Incentive Plan. The purpose of the acceleration of vesting of these options is to eliminate the future compensation expense that Noven would otherwise recognize in its Statement of Operations with respect to these accelerated options upon the adoption (effective January 1, 2006) of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), Share Based Payments ("SFAS 123(R)"). Noven expects to reduce the pre-tax stock option expense it would otherwise be required to record in its Statement of Operations under SFAS 123(R) by an estimated $1.2 million in 2006 and by a total of $800,000 in 2007 through 2010. As a result of the acceleration, Noven expects to incur an immaterial non-cash charge during the fourth quarter of 2005 with respect to those accelerated options that were "in-the-money" based on the $15.55 closing price of Noven's Common Stock on December 28, 2005, the effective date of the acceleration. The affected options represent approximately 5% of Noven’s total outstanding options on the effective date of the acceleration. The exercise prices of the accelerated options range from $15.13 to $18.29 per share and include approximately 54,000 options held by Noven executive officers.

Except for historical information contained herein, the matters discussed in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties. When used in this report, the word "expect" and similar expressions identify certain of such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the current expectations of Noven and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Noven's control. These risks and uncertainties include risks related to the use of financial estimates and assumptions. For additional information regarding these and other risks associated with Noven's business, readers should refer to Noven’s Annual Report on Form 10-K for the year ended December 31, 2004 as well as other reports filed from time to time with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noven Pharmaceuticals, Inc.

January 4, 2006	By:	/s/ Diane M. Barrett

Name: Diane M. Barrett
Title: Vice President and Chief Financial Officer